Exhibit 5.1

March 17, 2015

GigOptix, Inc.
130 Baytech Drive
San Jose, CA 95134

Ladies and Gentlemen:

We have acted as counsel to GigOptix, Inc., a Delaware corporation (the “Company”), in connection with its filing on March 17, 2015 with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale by the Company of up to $30,000,000 aggregate public offering price, without allocation as to class of securities, of: (i) shares of its common stock, par value $0.001 per share (the “Common Stock”), together with the associated rights (the “Rights”) to purchase shares of Series A Junior Preferred Stock, par value $0.001 per share (the “Series A Preferred”).  The Rights were created by that certain Rights Agreement, dated December 16, 2011, between the Company and the American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agreement”), as amended and restated by that certain Amended and Restated Rights Agreement, dated December 16, 2014, between the Company and the American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Amended and Restated Rights Agreement”); (ii) shares of its preferred stock, in one or more classes or series (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”); (iii) its debt securities, which may be convertible or exchangeable into other securities of the Company and which may be either senior debt securities (the “Senior Debt Securities”) or senior subordinated or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), in one or more series; and (iv) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants” and, together with the Debt Securities Warrants and Preferred Stock Warrants, the “Warrants”), or any combination of those securities.  The Common Stock, Preferred Stock, Debt Securities and Warrants are herein collectively referred to as the “Securities.”  The Debt Securities may be issued from time to time pursuant to indentures between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form included as Exhibit 4.6 and/or Exhibit 4.7 to the Registration Statement, as such indentures may be supplemented from time to time by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities (the “Indentures”).

We have examined the Registration Statement and the prospectus contained in the Registration Statement.  We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents as we have deemed necessary or appropriate for purposes of this opinion.

GigOptix, Inc.
March 17, 2015

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company or its subsidiaries or representatives of the Company or its subsidiaries.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or its subsidiaries or representatives of the Company or its subsidiaries, and we do not opine as to the accuracy of any such factual matters.  We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.  In rendering our opinions set forth below, we have assumed:

A.	the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies;

B.	the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

C.	the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action and resolution of the Board of Directors of the Company, and in accordance with the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, the Amended and Restated Bylaws of the Company, as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Securities, such action and resolution of the Board of Directors (and any other applicable resolutions) will not have been modified or rescinded and the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Securities at such time;

D.	that the Registration Statement, any amendments thereto (including post-effective amendments) and the prospectus contained therein and any and all prospectus supplements required by applicable law have all become effective under the Securities Act, and will continue to be effective, and that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby;

E.	that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s);

GigOptix, Inc.
March 17, 2015

F.	that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

G.	that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

H.	that the Indentures, as executed and delivered, will comply in all applicable respects with the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations promulgated thereunder, and the applicable Indentures will have been filed with the Commission on Form T-1 and will have been duly qualified under the Trust Indenture Act prior to the offering and sale of the Debt Securities and that the Indentures and any Debt Securities will be governed by the internal laws of the State of New York;

I.	that a definitive purchase, placement agency, underwriting, subscription or similar agreement (collectively, the “Agreements”), with respect to any Securities offered will have been duly authorized and validly approved, executed and delivered by the Company and the other parties thereto, will constitute a legally valid and binding obligation of the Company and the other parties thereto, will not constitute a breach or violation of any agreement or instrument that is binding upon the Company or a violation of any statute, rule, regulation or court or governmental order, will not require any consent, approval, authorization, filing, declaration or other registration with any governmental entity (other than the Commission), and will be governed by the Delaware General Corporation Law (other than Agreements relating to Debt Securities); and

J.	that any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Based on the foregoing, we are of the opinion that:

1.            Upon (a) the due authorization by the Board of Directors of the Company of a particular issuance of Common Stock (including any issuance of Common Stock upon (i) the exchange or conversion of any validly issued, fully paid and nonassessable shares of Preferred Stock or Rights that are exchangeable or convertible into Common Stock, (ii) exercise of any validly issued Warrants exercisable for Common Stock or (iii) the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock) and the associated Rights, and (b) the issuance and delivery of and payment for such shares of Common Stock (such payment not less than the par value of the Common Stock) and the associated Rights in the manner contemplated by the Registration Statement, the prospectus contained therein, the related prospectus supplement(s), the Amended and Restated Rights Agreement, the aforesaid Board of Directors authorization, and (i) the applicable definitive purchase, placement agency, underwriting, subscription or similar agreement, (ii) upon the exercise of Common Stock Warrants, or (iii) upon the conversion or exchange of Securities convertible or exchangeable into Common Stock in accordance with the terms of such Security, such shares of Common Stock and the associated Rights will be validly issued, and the Common Stock will be fully paid and nonassessable.

GigOptix, Inc.
March 17, 2015

2.    Upon (a) the due designation of a series or class of Preferred Stock by the Board of Directors of the Company, (b) the due authorization by the Board of Directors of the Company of a particular issuance of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock upon (i) the exercise of any validly issued Warrants exercisable for Preferred Stock, or (ii) the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock), and (c) the issuance and delivery of and payment for such shares of Preferred Stock (such payment not less than the par value of the Preferred Stock) in the manner contemplated by the Registration Statement, the prospectus contained therein, the related prospectus supplement(s), the aforesaid Board of Directors resolutions, and (i) the applicable definitive purchase, placement agency, underwriting, subscription or similar agreement, (ii) upon the exercise of Preferred Stock Warrants, or (iii) upon the conversion or exchange of Securities convertible or exchangeable into Preferred Stock in accordance with the terms of such Security, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.    Upon (a) due authorization by the Board of Directors of the Company of the Indentures and the terms and issuance of the Debt Securities, (b) due execution and delivery thereof of the Indentures by the Company and the Trustee, and (c) the due execution and issuance of such Debt Securities and delivery against payment therefor in the manner contemplated by the Registration Statement, the prospectus contained therein, the related prospectus supplement(s), the aforesaid Board of Directors resolutions, the Indentures, any applicable definitive purchase, placement agency, underwriting, subscription or similar agreement, and as required by applicable law, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    Upon (a) due authorization by the Board of Directors of the Company of (i) the terms of the Warrants and any related matters and (ii) issuance of the Warrants, and (b) the due execution and delivery against payment therefor in the form and in the manner contemplated in the Registration Statement, the prospectus contained therein, the related prospectus supplement(s), the aforesaid Board of Director resolutions, any definitive purchase, placement agency, underwriting, subscription or similar agreement and as required by applicable law, such Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

GigOptix, Inc.
March 17, 2015

The opinions set forth above are subject to the following qualifications and exceptions:

i.	Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws.

ii.	Our opinions are subject to the effect of general principles of equity, including (without limitation) principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

iii.	Our opinions are subject to the qualification that rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

In rendering this opinion, we have also assumed that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement and the Amended and Restated Rights Agreement.  This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing.  Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Common Stock, and not any particular provision of the Rights, the Rights Agreement, or the Amended and Restated Rights Agreement.  It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

Our opinions expressed above are limited to the Federal laws of the United States of America, the Delaware General Corporation Law, and, with respect to the opinions set forth in paragraph 3, the internal laws of the State of New York.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

GigOptix, Inc.
March 17, 2015

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus.  By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities described above.

Very truly yours,

/s/ Crowell & Moring LLP

CROWELL & MORING LLP